Exhibit 4.1

EXECUTION VERSION

SEARS HOLDINGS CORPORATION,

THE GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

INDENTURE

Dated as of October 12, 2010

6  5/8% Senior Secured Notes due 2018

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.05
(a)(2)	7.05
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.06
(b)	7.04; 7.06; 12.02
(b)(1)	7.06
(c)	N.A.
311(a)	6.11
(b)	6.11
(c)	N.A.
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.11
(b)(1)	N.A.
(b)(2)	7.01(a); 7.11
(c)	7.11; 12.02
(d)	7.11
314(a)	4.02; 4.03; 11.03; 12.02
(b)	11.02
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	11.03
(e)	12.05
(f)	N.A.
315(a)	N.A.
(b)	7.03; 12.02
(c)	7.02
(d)	7.02(b)
(e)	6.12
316(a)(last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.08
(c)	8.04
317(a)(1)	6.09
(a)(2)	6.10
(b)	2.05
318(a)	12.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

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		Page

	ARTICLE ELEVEN

	SECURITY

SECTION 11.01.	Security Documents; Additional Collateral	54
SECTION 11.02.	Recording, Registration and Opinions	54
SECTION 11.03.	Releases of Liens on Collateral	54
SECTION 11.04.	Form and Sufficiency of Release	55
SECTION 11.05.	Possession and Use of Collateral	55
SECTION 11.06.	Purchaser Protected	55
SECTION 11.07.	Authorization of Actions To Be Taken by the Collateral Agent Under the Security Documents	56
SECTION 11.08.	Authorization of Receipt of Funds by the Trustee Under the Security Agreement	56
SECTION 11.09.	Powers Exercisable by Receiver or Collateral Agent	56

	ARTICLE TWELVE

	MISCELLANEOUS

SECTION 12.01.	Trust Indenture Act Controls	56
SECTION 12.02.	Notices	57
SECTION 12.03.	Communications by Holders with Other Holders	57
SECTION 12.04.	Certificate and Opinion as to Conditions Precedent	57
SECTION 12.05.	Statements Required in Certificate and Opinion	58
SECTION 12.06.	Rules by Trustee and Agents	58
SECTION 12.07.	Business Days; Legal Holidays	58
SECTION 12.08.	Governing Law	58
SECTION 12.09.	No Adverse Interpretation of Other Agreements	59
SECTION 12.10.	Successors	59
SECTION 12.11.	Multiple Counterparts	59
SECTION 12.12.	Table of Contents, Headings, Etc.	59
SECTION 12.13.	Separability	59
SECTION 12.14.	Waiver of Jury Trial	60
SECTION 12.15.	Force Majeure	60
SECTION 12.16.	Intercreditor Agreement.	60

Schedule A	List of Guarantors

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Legend for Rule 144A Notes and Other Notes That Are Restricted Notes
Exhibit C	Form of Legend for Regulation S Note
Exhibit D	Form of Legend for Global Note
Exhibit E	Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit F	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S
Exhibit G	Notation of Guarantee

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INDENTURE, dated as of October 12, 2010, among SEARS HOLDINGS CORPORATION, a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) listed on Schedule A hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”) and Collateral Agent (as defined herein).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein):

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Additional First Lien Obligations” means any indebtedness of the Issuer or any Restricted Subsidiary, other than the Credit Agreement Obligations, that is secured by a Lien on the Collateral ranking contractually prior to the Notes Liens and that is permitted to be incurred pursuant to clause (2) of the definition of “Permitted Liens”; provided that the representative of such Additional First Lien Obligations executes a joinder agreement to the Intercreditor Agreement (or another intercreditor agreement on terms not less favorable to the Holders of Notes than the Intercreditor Agreement) agreeing to be bound thereby. At the Issuer’s option, any indebtedness secured by a Lien permitted by clause (2) of the definition of “Permitted Liens” may be “Additional First Lien Obligations”.

“Additional Interest” means any additional interest pursuant to Section 5 of the Initial Purchasers Registration Rights Agreement or Section 4 of the Pension Plan Registration Rights Agreement, as applicable.

“Additional Notes” means an unlimited principal amount of Notes having identical terms and conditions (other than issue date, issue price and initial interest payment date) to the Notes issued on the Issue Date pursuant to Article Two.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means the Collateral Agent, Depository Custodian, any Registrar, Paying Agent or agent for service of notices and demands.

“Applicable Procedures” means, with respect to any transfer, payment, tender, redemption or exchange of or for beneficial interests in any Global Certificate, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer, payment, tender, redemption or exchange.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by the Issuer) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the Issuer’s option, be extended).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means either the board of directors of the Issuer or any duly authorized committee of that board or any committee of officers or other representatives of the Issuer duly authorized by a Board Resolution to act on behalf of that board or in its stead.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, as of any date, the sum of (1) 90% of the book value (calculated in accordance with GAAP) of the accounts receivable of the Issuer and the Guarantors, on a consolidated basis, on such date and (2) 65% of the book value (calculated in accordance with GAAP) of the inventory of the Issuer and the Guarantors, on a consolidated basis, on such date.

“Capital Stock” means, as to any Person, the capital stock of such Person of every class, whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such Person.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person, other than a Permitted Holder, the Issuer or one of its Subsidiaries; (2) the Issuer becomes aware of the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person other than a Permitted Holder becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Issuer’s outstanding Voting Stock or other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors; or (4) the adoption of a plan relating to the Issuer’s liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Issuer becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence or a Permitted Holder) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Notice” has the meaning provided in the definition of “Change of Control Offer.”

“Change of Control Offer” means a written offer (the “Change of Control Notice”) sent by or on behalf of the Issuer by first-class mail, postage prepaid, or by electronic delivery to each Holder, with a copy to the Trustee, at its address appearing in the register for the Notes on the date of the Change of Control Offer offering to purchase all outstanding Notes in accordance with Section 4.07. Unless otherwise required by applicable law, the Change of Control Notice shall specify the payment date (the “Change of Control Payment Date”) for the Change of Control Offer, which shall be not less than 30 days nor more than 60 days after the date such Change of Control Notice is mailed or electronically delivered.

The Change of Control Notice shall contain all the information required by applicable law to be included therein and shall describe the transaction that constitutes or may constitute the Change of Control Triggering Event. The Change of Control Notice shall also state:

(1) that the Change of Control Offer is being made pursuant to Section 4.07 of this Indenture;

(2) the Change of Control Payment Date;

(3) the Change of Control Payment;

(4) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in denominations of $2,000 principal amount or an integral multiple of $1,000 in excess thereof and that all Notes tendered in such manner for payment and not withdrawn shall be accepted;

(5) the place or places where Notes are to be surrendered for tender pursuant to the Change of Control Offer;

(6) that interest on any Note not tendered pursuant to the Change of Control Offer will continue to accrue;

(7) that on the Change of Control Payment Date the Change of Control Payment will become due and payable upon each Note being accepted for payment pursuant to the Change of Control Offer and that, unless the Issuer defaults in the payment of the Change of Control Payment therefor, interest thereon shall cease to accrue on and after the Change of Control Payment Date;

(8) that each Holder electing to tender all or any portion of a Note pursuant to the Change of Control Offer will, subject to Applicable Procedures, be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, at the place or places specified in the Change of Control Notice on or prior to the close of business on a date no earlier than the third Business Day prior to the Change of Control Payment Date (such Note being, if the Issuer so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or its attorney duly authorized in writing);

(9) that Holders will, subject to Applicable Procedures, be entitled to withdraw all or any portion of Notes tendered if the Issuer receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the holder tendered and a statement that such Holder is withdrawing all or a portion of its tender;

(10) that in the case of any Holder whose Note is purchased only in part, subject to Applicable Procedures, the Issuer shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered, in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof; and

(11) if mailed or electronically delivered prior to the date of consummation of the applicable Change of Control, that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

“Change of Control Payment Date” has the meaning provided in the definition of “Change of Control.”

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Collateral” means, collectively, “Collateral” (as defined in the Security Agreement) and all other property subject or purported to be subject from time to time to a Lien in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders and the holders of any Pari Passu Junior Lien Obligations.

“Collateral Agent” means the Trustee, in its capacity as Collateral Agent under the Security Documents together with its successors in such capacity.

“Collateral Coverage Certificate” means with respect to any annual or quarterly financial statements provided pursuant to Section 4.02, a certificate signed by a financial officer of the Issuer setting forth an accurate calculation of the Borrowing Base as of the last day of the period covered by such annual or quarterly financial statements, a calculation of the principal amount of outstanding indebtedness for borrowed money on such date that is secured by Liens on the Collateral pursuant to clauses (2) and (3) of the definition of “Permitted Liens” and stating whether or not a Collateral Coverage Event has occurred.

“Collateral Coverage Event” shall be deemed to have occurred if, prior to a Fall-Away Event, as of the last day of any two consecutive fiscal quarters of the Issuer, the Borrowing Base as of each such day is less than the principal amount of the Issuer’s consolidated indebtedness for borrowed money outstanding on such day that is secured by Liens on the Collateral.

“Collateral Coverage Notice” has the meaning provided in the definition of “Collateral Coverage Offer.”

“Collateral Coverage Offer” means a written offer (a “Collateral Coverage Notice”) sent by or on behalf of the Issuer by first-class mail, postage prepaid, or by electronic delivery to each Holder, with a copy to the Trustee, at its address appearing in the register for the Notes on the date of the Collateral Coverage Offer offering to repurchase a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes on the terms set forth hereunder up to an aggregate principal amount of Notes for all Holders equal to the Collateral Coverage Required Amount in accordance with Section 4.08. Unless otherwise required by applicable law, the Collateral Coverage Notice shall specify the payment date (the “Collateral Coverage Payment Date”) for the Collateral Coverage Offer, which shall be not less than 30 days nor more than 60 days after the date such Collateral Coverage Notice is mailed or electronically delivered. The Collateral Coverage Notice shall contain all the information required by applicable law to be included therein and shall describe the circumstances requiring such Collateral Coverage Offer. The Collateral Coverage Notice shall also state:

(1) that the Collateral Coverage Offer is being made pursuant to Section 4.08 of this Indenture;

(2) the Collateral Coverage Payment Date;

(3) the Collateral Coverage Event Payment;

(4) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in denominations of $2,000 principal amount or an integral multiple of $1,000 in excess thereof, provided that in the event the aggregate principal amount of Notes validly tendered for purchase in the Collateral Coverage Offer exceeds the Collateral Coverage Required Amount for such Collateral Coverage Offer, the Issuer will accept for payment only the Collateral Coverage Required Amount of Notes on a pro rata basis from Holders who have validly tendered their Notes in such Collateral Coverage Offer (subject to rounding such that all remaining Notes are in a minimum principal amount of $2,000 and in whole multiples of $1,000 in excess thereof);

(5) the place or places where Notes are to be surrendered for tender pursuant to the Collateral Coverage Offer;

(6) that interest on any Note not tendered pursuant to the Collateral Coverage Offer will continue to accrue;

(7) that on the Collateral Coverage Payment Date, the Collateral Coverage Event Payment will become due and payable upon each Note being accepted for payment pursuant to the Collateral Coverage Offer and that, unless the Issuer defaults in the payment of the Collateral Coverage Event Payment therefor, interest thereon shall cease to accrue on and after the Collateral Coverage Payment Date;

(8) that each Holder electing to tender all or any portion of a Note pursuant to the Collateral Coverage Offer will, subject to Applicable Procedures, be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, at the place or places specified in the Collateral Coverage Notice on or prior to the close of business on a date no earlier than the third Business Day prior to the Collateral Coverage Payment Date (such Note being, if the Issuer so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or its attorney duly authorized in writing);

(9) that Holders will, subject to Applicable Procedures, be entitled to withdraw all or any portion of Notes tendered if the Issuer receives, not later than the close of business on the fifth Business Day preceding the Collateral Coverage Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of its tender; and

(10) that in the case of any Holder whose Note is purchased only in part, subject to Applicable Procedures, the Issuer shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered, in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof.

“Collateral Coverage Payment Date” has the meaning provided in the definition of “Collateral Coverage Offer.”

“Collateral Coverage Required Amount” means, with respect to any Collateral Coverage Event, an amount equal to the difference between (a) the principal amount of the Issuer’s consolidated indebtedness for borrowed money that is secured by Liens on the Collateral outstanding on the date of occurrence of such Collateral Coverage Event and (b) the Borrowing Base on such date.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Issuer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated Net Tangible Assets” means the aggregate amount of the Issuer’s assets (less applicable reserves and other properly deductible items) and the Issuer’s Subsidiaries’ assets after deducting therefrom (a) all current liabilities (excluding current maturities of long-term debt and current maturities under capital leases) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the Issuer’s most recent consolidated balance sheet and computed in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who (A) was a member of such Board of Directors on the Issue Date or (B) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of May 21, 2009, among the Issuer, Sears Roebuck Acceptance Corp., Kmart Corporation, the financial institutions party thereto as lenders, Bank of America, N.A., as administrative agent, co-collateral agent and swingline lender, Wells Fargo Retail Finance, LLC, as co-collateral agent, and General Electric Capital Corporation, as co-collateral agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Credit Agreement Agent” means, collectively, the co-collateral agents under the Credit Agreement.

“Credit Agreement Obligations” means the Obligations owed to the lenders and agents under the Credit Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means an Event of Default or an event that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

“Depository Custodian” means the Trustee, as custodian of each Global Note for the Depository.

“Domestic Subsidiary” means any Subsidiary of the Issuer which is not a Foreign Subsidiary.

“Equity Interests” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s Capital Stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and any rights (other than debt securities convertible into Equity Interests), warrants or options exchangeable for or convertible into such Equity Interests.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer” has the meaning provided in the applicable Registration Rights Agreement.

“Exchange Securities” has the meaning provided in the applicable Registration Rights Agreement.

“Fall-Away Event” means the satisfaction of the following conditions on any date following the Issue Date: (i) the Issuer shall have a corporate family rating of at least Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, (ii) no Default shall have occurred and be continuing on such date, (iii) the Issuer and its Restricted Subsidiaries shall (after giving effect to the release of the Notes Liens and any concurrent release of Liens to occur on such date) have no Liens on any of their assets or properties other than Permitted Liens which are permitted to be outstanding following a Fall-Away Event and (iv) the Issuer shall have delivered to the Trustee an Officer’s Certificate certifying that the foregoing conditions are satisfied and requesting that the Notes Liens be released.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Foreign Subsidiary” means any Subsidiary of the Issuer which is not organized under the laws of the United States or any state thereof or the District of Columbia, and any Subsidiary of any such Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

“Government Securities” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such obligation or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation or the specific payment of interest on or principal of the obligation evidenced by such depository receipt.

“Guarantee” means a guarantee of the Notes on the terms set forth in this Indenture.

“Guarantor” means each Subsidiary or other Person that has provided a Guarantee for so long as such Guarantee remains in effect.

“Holder” means a Person in whose name a Note is registered.

“Indenture” means this Indenture as amended, restated or supplemented from time to time in accordance with the terms hereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Initial Purchasers” means Banc of America Securities LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Citigroup Global Markets Inc.

“Initial Purchasers Registration Rights Agreement” means the registration rights agreement to be dated as of the Issue Date among the Issuer, the Guarantors and Banc of America Securities LLC, as representative of the Initial Purchasers, relating to the registration of the Notes with the Commission.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

“Intercreditor Agreement” means, collectively, the intercreditor agreement dated as of the Issue Date by and among the Issuer, the Guarantors, the Collateral Agent and the Credit Agreement Agent and any other intercreditor agreement entered into in accordance with the terms hereof in connection with any Additional First Lien Obligations or Pari Passu Junior Lien Obligations.

“interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

“Interest Payment Dates” means each April 15 and October 15, commencing April 15, 2011.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Issuer.

“Issue Date” means October 12, 2010.

“Issuer” has the meaning provided in the preamble hereof.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means $1,250.0 million of 6 5/8% Senior Secured Notes due 2018, any Additional Notes issued under this Indenture and any Exchange Securities.

“Notes Liens” means the Liens securing the Obligations outstanding under the Notes and the Indenture.

“Obligations” means all obligations for principal, premium, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

“Officer” means the Chairman of the Board, the President, Chief Executive Officer, Chief Financial Officer, any Executive Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer, or any direct or indirect parent of the Issuer, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer or Treasurer of the Issuer.

“Opinion of Counsel” means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, who may be an employee of or counsel to the Issuer or any Guarantor, or other counsel who is reasonably acceptable to the Trustee, stating the matters required by Section 12.05, if applicable, and delivered to the Trustee.

“Pari Passu Junior Lien Obligations” means any indebtedness of the Issuer or any Guarantor that is secured by a Lien on the Collateral equally and ratably with the Notes Liens and that is permitted to be incurred pursuant to clause (2) of the definition of “Permitted Liens”; provided that the representative of such Pari Passu Junior Lien Obligations executes a joinder agreement to the Security Agreement and the Intercreditor Agreement or enters into an additional intercreditor agreement with the Collateral Agent providing that any amounts received in respect of the Collateral in connection with an enforcement of the Notes Liens or the Liens securing such Pari Passu Junior Lien Obligations (or received in respect of such Liens in any bankruptcy or insolvency proceeding) shall, subject to the Intercreditor Agreement, after payment of expenses of the Collateral Agent and the collateral agent for each other class of Pari Passu Junior Lien Obligations, be distributed to the Trustee and each other agent for the holders of Pari Passu Junior Lien Obligations on a pro rata basis based on the amount of outstanding obligations of each such class. At the Issuer’s option, any indebtedness secured by a Lien permitted by clause (2) of the definition of “Permitted Liens” may be Pari Passu Junior Lien Obligations.

“Pension Plan Registration Rights Agreement” means the registration rights agreement to be dated as of the Issue Date among the Issuer, the Guarantors and Sears Holdings Pension Trust relating to the registration of the Notes with the Commission.

“Permitted Holders” means (i) ESL Investments, Inc. and its Affiliates, (ii) any group (as defined in Rule 13d-3 under the Exchange Act) of which ESL Investments, Inc. or an Affiliate of ESL Investments, Inc. is a member so long as ESL Investments, Inc. and its Affiliates own a majority of the Issuer’s Voting Stock owned by all members of such group and (iii) to the extent a Change of Control Triggering Event has occurred and a Change of Control Offer completed, any Person whose acquisition of the Issuer’s Voting Stock caused such Change of Control Triggering Event and an Affiliate of such Person.

“Permitted Liens” means the following types of Liens:

(1) Liens existing as of the Issue Date (other than Liens securing indebtedness under the Credit Agreement);

(2) prior to the occurrence of a Fall-Away Event, Liens on the Collateral securing indebtedness (including indebtedness under the Credit Agreement) in an aggregate outstanding principal amount not to exceed an amount equal to the Borrowing Base (measured as of the end of the calendar month most recently ended prior to the date of any applicable incurrence of indebtedness) less the outstanding principal amount of Notes outstanding at such time, other than Additional Notes; provided that for purposes of this clause (2), Liens on Collateral securing (a) indebtedness under the Credit Agreement in a principal amount not to exceed $2.45 billion shall be deemed to be Permitted Liens and (b) indebtedness under any other revolving credit facility shall be deemed to be Permitted Liens; provided, in the case of this clause (b), on the date firm commitments under such revolving credit facility are received by the Issuer and its Restricted Subsidiaries, indebtedness secured by Liens on the Collateral in the full amount of all firm commitments under each then existing revolving credit facility secured by Liens on the Collateral in reliance on this clause (2) (including commitments then outstanding under the Credit Agreement, if any) could have been incurred under this clause (2) had the full amount of such firm commitments been funded on such date;

(3) Liens securing the Notes and the Guarantees issued on the Issue Date (and any registered exchange notes and related guarantees issued in exchange therefore);

(4) Liens of the Issuer or a Subsidiary of the Issuer on assets of any Subsidiary of the Issuer;

(5) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(6) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, maritime and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(7) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations or to secure or which results from required payments or deposits in connection with litigation (in each case, exclusive of obligations for the payment of borrowed money);

(8) judgment Liens so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(9) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Issuer or any of its Subsidiaries;

(10) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(11) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(12) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any of its Subsidiaries, including rights of offset and set-off;

(13) Liens securing indebtedness incurred to finance the purchase price or cost of construction of fixed or capital assets (or additions, substantial repairs, alterations or substantial improvements thereto) or of Equity Interests in a third party, provided that (x) such Liens and the indebtedness secured thereby are incurred within twelve months of the later of acquisition or completion of construction (or addition, repair, alteration or improvement) and full operation thereof and (y) such Liens extend only to the assets the acquisition, construction, repair, replacement or improvement of which is financed thereby or, in the case of an acquisition of Equity Interests in a third party which becomes a Subsidiary as a result of such acquisition, the assets owned by such third party;

(14) Liens on the assets, property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, that such Liens do not extend to any property owned by the Issuer or any other Restricted Subsidiary;

(15) Liens on assets or property existing at the time the Issuer or a Restricted Subsidiary acquired such assets or property, including by means of merger, amalgamation or consolidation with or into the Issuer or a Restricted Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, that such Liens do not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(16) Liens to secure obligations in respect of Cash Management Services and Bank Products (each as defined in the Credit Agreement); and

(17) from and after the occurrence of a Fall-Away Event, other Liens on property owned by the Issuer or any of its Subsidiaries securing indebtedness having an aggregate principal amount not to exceed, as of any date of incurrence of such secured indebtedness pursuant to this clause and after giving effect to such incurrence and the application of the proceeds therefrom, 15% of the Issuer’s Consolidated Net Tangible Assets as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 4.02.

“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.

“Physical Notes” means certificated Notes in registered form that are not registered in the name of the Depository or its nominee in substantially the form set forth in Exhibit A.

“Primary Treasury Dealer” has the meaning provided in the definition of “Reference Treasury Dealers”.

“Private Placement Legend” means the legend initially set forth on the Rule 144A Notes and other Notes that are Restricted Notes in the form set forth in Exhibit B.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, at the sole option of the Issuer, a “nationally recognized statistical rating organization” as defined in Section 3 of the Exchange Act, selected by the Issuer (as certified by a resolution of the Board of Directors of the Issuer) as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Ratings Event” means that the rating on the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies (it being understood that for purposes of this definition if fewer than three Rating Agencies maintain ratings of the Notes at the time of a Change of Control, the Notes will be deemed for purposes of this definition to have been downgraded in connection with such Change of Control (prior to any actual downgrades) by a number of Rating Agencies equal to the excess of 3 over the number of Rating Agencies that maintain ratings of the Notes at such time), on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

“Reference Treasury Dealers” means (1) Banc of America Securities LLC and its successors; provided, however, that if any of the foregoing shall cease to be a primary Government Securities dealer (a “Primary Treasury Dealer”), the Issuer shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer, and (2) two other Primary Treasury Dealers selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Registration Rights Agreement” means the Initial Purchasers Registration Rights Agreement or the Pension Plan Registration Rights Agreement, as applicable and “Registration Rights Agreement” means, collectively, the Initial Purchasers Registration Rights Agreement and the Pension Plan Registration Rights Agreement.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S-X” means Regulation S-X promulgated under the Securities Act.

“Responsible Officer” when used with respect to the Trustee, means an officer or assistant officer assigned to the Corporate Trust Services department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture or the Security Documents and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Note” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Restricted Subsidiary” means each Domestic Subsidiary of the Issuer other than Orchard Supply Hardware Stores Corporation and its Subsidiaries.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Agreement” means the security agreement dated as of the Issue Date among the Collateral Agent, the Issuer and the Grantors (as defined therein).

“Security Documents” means the Security Agreement, the Intercreditor Agreement and each other document entered into to grant a security interest in the Collateral to the Collateral Agent for the benefit of the Holders of Notes.

“Specified Subsidiary” means any wholly-owned Restricted Subsidiary with Credit Card Accounts Receivable (as defined in the Security Agreement and for purposes of such definition, substituting the words “Domestic Subsidiary” for “Guarantor” in each instance where such term is used) and Inventory (as defined in the Security Agreement) the combined book value of which exceeds $100.0 million and which has incurred indebtedness for money borrowed in excess of $100.0 million.

“Subsidiary” means a corporation, a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries, or by the Issuer and one or more other Subsidiaries.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to a maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Voting Stock” means, with respect to any specified Person as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors or comparable governing body of such Person.

SECTION 1.02. Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
“Agent Members”	2.16(a)
“Authentication Order”	2.01
“Business Day”	12.07
“Change of Control Payment”	4.07
“Collateral Coverage Event Payment”	4.08
“Covenant Defeasance”	9.03
“Event of Default”	6.01
“Global Notes”	2.16(a)
“Institutional Accredited Investor Notes”	2.02
“Legal Defeasance”	9.02
“Legal Holiday”	12.07
“Paying Agent”	2.04
“Registrar”	2.04
“Regulation S Global Note”	2.16(a)
“Regulation S Notes”	2.02
“Restricted Global Note”	2.16(a)
“Restricted Period”	2.16(f)
“Rule 144A Notes”	2.02
“Sale and Leaseback Transaction”	4.05(a)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantees.

“indenture securityholder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Issuer, the Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) “or” is not exclusive;

(3) words in the singular include the plural, and in the plural include the singular;

(4) words used herein implying any gender shall apply to both genders;

(5) “herein,” hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or Subsection;

(6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(7) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts;

(8) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”; and

(9) references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE TWO

THE NOTES

SECTION 2.01. Amount of Notes.

The Trustee shall, upon the receipt of a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”), the applicable Notes duly executed by the Issuer, and the notation of Guarantee to be endorsed thereon duly executed by each Guarantor, authenticate (i) Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $1,250,000,000 and (ii) Additional Notes in an unlimited principal amount, to the extent permitted by Section 4.04. The Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, and the names and delivery instructions for each Holder of the Notes. Furthermore, Notes may be authenticated or delivered upon registration or transfer, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.11, 3.06 or 8.05 or in connection with a Change of Control Offer pursuant to Section 4.07 or Collateral Coverage Offer pursuant to Section 4.08. The Trustee shall be entitled to receive an Opinion of Counsel of the Issuer and the Guarantors in connection with such authentication of Notes that this Indenture will constitute valid and legally binding obligations of the Issuer and the Guarantors, and that such Notes, when duly authorized and executed by the Issuer and duly authenticated by the Trustee in the manner provided in this Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuer, and that the Guarantees, when duly authorized and executed by the Guarantors, will constitute valid and binding obligations of such Guarantors, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally, (ii) the application of general principles of equity, and (iii) applicable law and public policy with respect to rights to indemnity and contribution.

Upon receipt of an Authentication Order, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer. Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions and offers to purchase. For the purposes of this Indenture, references to the Notes include Additional Notes, if any.

Upon receipt of an Authentication Order, the applicable Notes duly executed by the Issuer, the notation of Guarantee to be endorsed thereon duly executed by each Guarantor, and an Officer’s Certificate certifying that a registration statement relating to an exchange offer specified in the applicable Registration Rights Agreement or any registration rights agreement relating to the Additional Notes is effective, the Trustee shall authenticate an additional series of Notes for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act. Exchange Securities may have such distinctive series designations and such changes in the form thereof as are specified in the Authentication Order referred to in the preceding sentence.

The principal of, premium, if any, and interest, if any, on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, the City of New York, State of New York, or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.04; provided, however, that, at the option of the Issuer, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the registry maintained by the Registrar or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. If Additional Interest is payable on the Notes, the Issuer shall provide an Officer’s Certificate to the Trustee on or before the record date for each Interest Payment Date on which such Additional Interest is payable setting forth the amount of such Additional Interest in reasonable detail. The Trustee may provide a copy of such Officer’s Certificate or other notice received from the Issuer relating to Additional Interest to any Holder upon request.

SECTION 2.02. Form and Dating.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”) and Notes offered and sold to Institutional Accredited Investors (“Institutional Accredited Investor Notes”) shall bear the legend and include the form of assignment set forth in Exhibit B, and Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) shall bear the legend and include the form of assignment set forth in Exhibit C. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03. Execution and Authentication.

At least one Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or facsimile signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

The Notes shall be issuable only in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

SECTION 2.04. Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and the Trustee.

The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.01(a). The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture and the Corporate Trust Office of the Trustee as its office for purposes of this Section 2.04.

SECTION 2.05. Paying Agent To Hold Money in Trust.

Prior to 10:00 a.m., New York City time, on each due date of the principal or interest on any Notes, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or the Guarantors), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. If the Issuer or a Subsidiary of the Issuer serves as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in clause (1) or (2) of Section 6.01, upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date, and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.07. Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or exchange such notes as requested if the requirements of this Indenture are met. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the notation of Guarantee thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuer may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.07, 4.08 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing or electronic delivery of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

Each Holder of a Note agrees to indemnify the Issuer, the Guarantors and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable federal or state securities law.

Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any federal or state securities laws. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depository’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.08. Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the notation of Guarantee thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the UCC are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted by such Holder, sufficient in the judgment of both to protect the Issuer, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer and the Trustee may charge such Holder for their reasonable out-of-pocket expenses in replacing such Note (including, without limitation, attorneys’ fees and disbursements). Every replacement Note shall constitute a contractual Obligation of the Issuer.

SECTION 2.09. Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If the principal of any Note is considered paid under Section 4.01, it shall cease to be outstanding and interest thereon shall cease to accrue. If the Paying Agent holds, on any Redemption Date or maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11. Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of such cancelled Notes in its customary manner. The Trustee shall deliver a certificate of such disposal to the Issuer upon its request therefor. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13. Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. The Issuer shall promptly mail or electronically deliver to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14. CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” number, ISIN and “Common Code” number (in each case if then generally in use), and if so, such CUSIP number, ISIN and Common Code number shall be included in notices, including notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such number either as printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any such CUSIP number, ISIN and Common Code number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number, ISIN and Common Code number.

SECTION 2.15. Deposit of Moneys.

Prior to 10:00 a.m., New York City time, on each Interest Payment Date, maturity date, Change of Control Payment Date and Collateral Coverage Payment Date, as the case may be, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, maturity date, Change of Control Payment Date and Collateral Coverage Payment Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby in accordance with Applicable Procedures. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent and further in connection with the payment of principal, upon presentment of such Physical Notes at the office of the Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Notes.

(a) Rule 144A Notes and Institutional Accredited Investor Notes initially shall be represented by notes in registered, global form without interest coupons (collectively, the “Restricted Global Notes”). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Regulation S Global Notes,” and, together with the Restricted Global Note and any other global notes representing Notes, the “Global Notes”). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Depository Custodian and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Depository Custodian, or under the Global Notes, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Subject to Section 2.16(e), interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, subject to Section 2.16(e), a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository within 90 days thereof or (y) has ceased to be a clearing agency registered under the Exchange Act and the Issuer thereupon fails to appoint a successor depository within 90 days thereof or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes and the Depository shall have requested the issuance of Physical Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with Applicable Procedures).

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of an Authentication Order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

(d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuer determines otherwise in compliance with applicable law.

(f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction. During the Restricted Period, a beneficial interest in the Regulation S Global Note may not be exchanged for a Physical Note.

(g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).

(h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Special Transfer Provisions.

(a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the date such Note shall be freely transferable under Rule 144 as certified in an Officer’s Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto and an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officer’s Certificate authorizing such transfer; and

(ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository’s and the Registrar’s procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

(b) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

(i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder’s Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officer’s Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officer’s Certificate from the Issuer to such effect or such Note has been exchanged in the Exchange Offer under the applicable Registration Rights Agreement.

(d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain for a period of two years or as may otherwise be required by applicable law copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE THREE

REDEMPTION AND PREPAYMENT

SECTION 3.01. Election To Redeem; Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, except that any such notice to the Trustee may be given to the Trustee more than 60 days prior to a Redemption Date if the notice is issued in connection with a Legal Defeasance or a satisfaction or discharge of this Indenture pursuant to Section 9.01, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in Section 3.07. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in an Officer’s Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the Redemption Date.

SECTION 3.02. Selection by Trustee of Notes to Be Redeemed.

In the event that less than all of the Notes are to be redeemed pursuant to a redemption made pursuant to Section 3.07, selection of the Notes for redemption shall be made in accordance with Applicable Procedures if the Notes are Global Notes, otherwise by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $2,000 in whole multiples of $1,000 in excess thereof. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Issuer may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise; provided such acquisition does not otherwise violate the other terms of this Indenture.

SECTION 3.03. Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail by first-class mail or electronically deliver, or cause to be mailed by first-class mail or electronically delivered, a notice of redemption to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, except that redemption notices may be mailed or electronically delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of this Indenture.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers, ISIN and Common Code numbers, if any thereof) and shall state:

(1) the Redemption Date;

(2) the redemption price and the amount of premium, if any, or manner of computation if not then known, and accrued interest to be paid;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) the provision of Section 3.07, as the case may be, pursuant to which the Notes called for redemption are being redeemed; and

(8) the aggregate principal amount of Notes that are being redeemed.

At the Issuer’s request, the Trustee shall forward the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Trustee has received notice of such request at least 45 days prior to such Redemption Date unless a shorter time is agreed to by the Trustee. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.

SECTION 3.04. Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is mailed or electronically delivered, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day with the same force and effect as if made on such Redemption Date and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price.

On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and (to the extent permitted by applicable law) any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

SECTION 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Optional Redemption.

At any time and from time to time the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date at the Treasury Rate, plus 50 basis points, plus accrued interest thereon to the Redemption Date.

Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

SECTION 3.08. Mandatory Redemption.

The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Notes.

The Issuer shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds as of 10:00 a.m., New York City time, on that date money designated for and sufficient to pay such installment.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02. Reports to Holders.

(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuer shall file with the Commission (unless the Commission will not accept such filings) and furnish to the Trustee and Holders all quarterly and annual financial information (including a Management’s Discussion and Analysis of Financial Condition and Results of Operations) that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Notes were registered under the Exchange Act and on or prior to the dates on which such filings with the Commission would be required to be made. Notwithstanding the foregoing, prior to the commencement of the exchange offer contemplated by the Initial Purchasers Registration Rights Agreement or the effectiveness of the shelf registration statement contemplated by such Registration Rights Agreement, such reports shall not be required to include any financial information required by Rule 3-10 of Regulation S-X.

(b) The Issuer shall deliver to the Trustee a Collateral Coverage Certificate together with each delivery of quarterly or annual financial information required by Section 4.02(a).

(c) The Issuer shall, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise furnishing such information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to Holders and to prospective investors, upon their request, the information required to be delivered pursuant to clause (d)(4) of Rule 144A.

(d) Notwithstanding the foregoing, if the Issuer is exempt from the requirements of Section 13 or 15(d) of the Exchange Act under Rule 12h-5 of the Exchange Act, the Issuer shall not be required to file such reports and documents with the Commission under Section 13 or 15(d) of the Exchange Act (or any successor provisions thereto) or provide such annual reports and such information, documents and other reports to the Trustee and Holders so long as (i) a direct parent entity that guarantees the Notes files such annual reports and such information, documents and other reports with the Commission, (ii) such parent entity, the Issuer and each Guarantor are in compliance with the requirements set forth in Rule 3-10 of Regulation S-X under the Exchange Act and (iii) the Issuer provides the Trustee and Holders with such annual reports and such information, documents and other reports filed by such parent entity.

(e) Notwithstanding the foregoing, the Issuer shall be deemed to have furnished the reports referred to in Section 4.02(a) to the Trustee and to Holders if the Issuer has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available.

(f) Delivery of reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of any such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or statements delivered to the Trustee pursuant to Section 4.03).

(g) To the extent applicable, the Issuer shall comply with TIA § 314(a).

SECTION 4.03. Compliance Certificate.

The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement that need not comply with Section 12.05 signed by its principal executive officer, principal accounting officer or principal financial officer, stating that:

(a) a review of the activities of the Issuer during such year with regard to its compliance with this Indenture has been made under such officer’s supervision; and

(b) to the best of such officer’s knowledge, based on such review, the Issuer has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, all without regard to grace periods or notice requirements.

SECTION 4.04. Limitations on Liens.

The Issuer shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon (i) prior to the occurrence of a Fall-Away Event, the Collateral or any proceeds thereof and (ii) from and after the occurrence of a Fall-Away Event, any property or assets of the Issuer or any of its Restricted Subsidiaries or any proceeds thereof, in each case, to secure indebtedness for borrowed money and whether such assets are owned on the Issue Date or acquired after the Issue Date.

SECTION 4.05. Limitation on Sale and Leaseback Transactions.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the sale by the Issuer or any Restricted Subsidiary of any property more than 180 days following the Issuer’s or such Restricted Subsidiary’s acquisition of such property, with the intention of taking back a lease of such property (a “Sale and Leaseback Transaction”) unless the terms of such sale or transfer have been determined by the Issuer’s Board of Directors to be fair and arm’s-length and either:

(i) within 12 months after the receipt of the proceeds of the sale or transfer, the Issuer or any of its Subsidiaries applies an amount equal to the net proceeds of the sale or transfer to the prepayment or retirement of indebtedness (other than any indebtedness that is subordinated to the Notes); or

(ii) the Issuer or such Restricted Subsidiary would be entitled, at the effective date of the sale or transfer, to incur indebtedness secured by a Lien on such property (and such Attributable Debt shall be deemed to be secured by a Lien on such property) in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction pursuant to Section 4.04.

(b) Clause (a) of this Section 4.05 will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; or (ii) between the Issuer and a Subsidiary or between Subsidiaries, provided that the lessor is the Issuer or a wholly owned Subsidiary of the Issuer.

SECTION 4.06. Additional Guarantees.

If, any of the Domestic Subsidiaries of the Issuer becomes a Specified Subsidiary, then the Issuer shall cause such Specified Subsidiary (unless such Specified Subsidiary is already a Guarantor) to:

(a) execute and deliver to the Trustee a supplemental indenture pursuant to which such Specified Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture and, unless a Fall-Away Event has occurred, enter into joinders to the Security Documents to grant the Collateral Agent a Lien on the assets of such Subsidiary constituting Collateral; and

(b) deliver to the Trustee one or more Opinions of Counsel that, subject to customary qualifications, such supplemental indenture and guarantee (i) have been duly authorized, executed and delivered by such Subsidiary and (ii) constitute valid and legally binding obligations of such Subsidiary, enforceable in accordance with their terms.

SECTION 4.07. Change of Control Offer.

(a) If a Change of Control Triggering Event occurs with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes pursuant to Section 3.07, the Issuer shall commence a Change of Control Offer no later than 30 days following any Change of Control Triggering Event (or at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control). In the Change of Control Offer, the Issuer shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”).

(b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful: (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

(c) The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party repurchases all Notes properly tendered and not withdrawn under its offer.

(d) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.07, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached the Issuer’s obligations under this Section 4.07 by virtue of such conflicts.

SECTION 4.08. Collateral Coverage Offer.

(a) If prior to the occurrence of a Fall-Away Event, a Collateral Coverage Event occurs, unless the Issuer has exercised its option to redeem such Notes, the Issuer shall make a Collateral Coverage Offer no later than 30 days following any Collateral Coverage Event. In a Collateral Coverage Offer, the Issuer shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Collateral Coverage Event Payment”).

(b) On the Collateral Coverage Payment Date, the Issuer shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Collateral Coverage Offer; provided that in the event the aggregate principal amount of Notes validly tendered for purchase in the Collateral Coverage Offer exceeds the Collateral Coverage Required Amount for such Collateral Coverage Offer, the Issuer will, subject to the applicable procedures of the Depository, accept for payment only the Collateral Coverage Required Amount of Notes on a pro rata basis from Holders who have validly tendered their Notes in such Collateral Coverage Offer (subject to rounding such that all remaining Notes are in a minimum principal amount of $2,000 and in whole multiples of $1,000 in excess thereof);

(ii) deposit with the Paying Agent an amount equal to the Collateral Coverage Event Payment in respect of all Notes or portions of Notes required to be accepted for payment as provided hereunder; and

(iii) deliver or cause to be delivered to the Trustee the Notes accepted for purchase together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

(c) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Collateral Coverage Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 4.08, the Issuer shall comply with those securities laws and regulations and will not be deemed to have breached the Issuer’s obligations under this Section 4.08 by virtue of any such conflict.

SECTION 4.09. Calculations.

Issuer will be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, Additional Interest, and other amounts payable on the Notes, if any. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders of the notes. The Issuer will provide a schedule of its calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. Limitations on Mergers and Sales of Assets.

The Issuer shall not consolidate with or merge into another Person, or sell other than for cash or lease all or substantially all of the Issuer’s assets to another Person, unless:

(a) either the Issuer is the continuing Person or the successor Person (if other than the Issuer) expressly assumes by supplemental indenture the obligations of the Issuer under this Indenture and the Notes;

(b) immediately after the merger, consolidation, sale or lease, no Default shall have occurred and be continuing; and

(c) the Issuer shall deliver, or cause to be delivered, to the Trustee, in form reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied and stating whether, in the case of a sale or lease, the Issuer shall be released from its obligations and covenants under this Indenture in accordance with Section 5.02.

SECTION 5.02. Successor Person Substituted.

Upon any consolidation or merger, or any transfer of all or substantially all of the properties or assets of the Issuer in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such successor entity had been named as the Issuer herein and therein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following in an “Event of Default”:

(1) the failure of the Issuer to pay any installment of interest on any Note, when and as the same shall become due and payable, which failure shall have continued unremedied for a period of 30 days;

(2) the failure of the Issuer to pay the principal or premium, if any, on any Note, when and as the same shall become due and payable, whether at maturity as therein expressed, by call for redemption, by declaration as authorized by this Indenture or otherwise;

(3) the failure of the Issuer to observe and perform any other of the covenants or agreements on the part of the Issuer contained in this Indenture (including any indenture supplemental hereto), which failure shall not have been remedied to the satisfaction of the Trustee, or without provision deemed by the Trustee to be adequate for the remedying thereof having been made, for a period of 60 days after the written notice specified below shall have been given;

(4) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Issuer in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for substantially all of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

(5) the commencement by the Issuer of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Issuer or for substantially all of its property, or the making by it of an assignment for the benefit of creditors; or

(6) any Lien purported to be created by any Security Document on Collateral with a book value in excess of $100.0 million shall cease to be a valid and enforceable Lien except in accordance with the Security Documents, which failure shall not have been remedied to the satisfaction of the Trustee, or without provision deemed by the Trustee to be adequate for the remedying thereof having been made, for a period of 30 days after the written notice specified below shall have been given.

A Default with respect to Notes under clauses (3) and (6) of this Section 6.01 shall not be an Event of Default until the Trustee (by notice to the Issuer) or the Holders of at least 25% in aggregate principal amount of the outstanding Notes (by notice to the Issuer and the Trustee) gives written notice of the Default to the Issuer and the Issuer does not cure such Default within the time specified in clauses (3) or (6) above, as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.02. Acceleration.

If an Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 6.01), shall have occurred and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable.

If an Event of Default specified in clause (4) or (5) of Section 6.01 occurs, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver or Rescission of Past Defaults and Events of Default.

(1) At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may rescind and cancel such declaration and its consequences:

(a) if the rescission would not conflict with any judgment or decree;

(b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(d) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(e) in the event of the cure or waiver of an Event of Default of the type described in clauses (4) or (5) of Section 6.01, the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(2) The Holders of a majority in aggregate principal amount of the Notes issued and then outstanding under this Indenture may waive any existing Default or Event of Default under this Indenture, and its consequences, except (a) a Default described in clause (1) or (2) of Section 6.01 and (b) in respect of a covenant or provision in this Indenture that cannot be modified or amended without the consent of each Holder of an outstanding Note affected thereby.

SECTION 6.05. Control by Majority.

Subject to the other provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. Subject to Section 7.02, the Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction (it being understood the Trustee shall have no obligation to determine whether any such actions or forebearances are unduly prejudicial to such other Holders), and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may result in costs and expenses of the Trustee for which it has no source of payment or recovery or involve it in personal liability to which it does not have adequate indemnity; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.

No Holder of any Note shall have any right to institute an action, suit or proceeding at law or in equity with respect to this Indenture, or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such Notes, unless (1) such Holder previously shall have given to the Trustee written notice of the occurrence of one or more Events of Default with respect to such Notes; (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series shall have requested the Trustee in writing to take action in respect of the matter complained of; and (3) such Holder or Holders have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee, for 60 days after receipt of such notification, request and offer of security and indemnity, shall have neglected or refused to institute any such action, suit or proceeding, and such notification, request and offer of security and indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any Holder of any Note, it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by his or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the outstanding Notes of such series; provided, however, that nothing contained in this Indenture or in the Notes shall affect or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and (subject to Section 2.13) interest on the Notes of such series to the respective Holders of such Notes at the stated maturity expressed in such Notes, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce any such payment.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No direct or indirect parent, and no past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer, any Subsidiary or any direct or indirect parent (other than the Guarantors pursuant to the Guarantees), as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or any Guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes and the Guarantees. This waiver may not be effective to waive liabilities under the securities laws.

SECTION 6.08. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note (including Additional Interest, if any) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of the Holder.

SECTION 6.09. Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes.

SECTION 6.10. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.01(a). To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.01(a) hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that may be distributable in respect of the Issuer’s or Guarantors’ obligations under this Indenture or that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. The Trustee may, unless prohibited by applicable law, vote for the election of a trustee in bankruptcy or similar person and shall be entitled to participate as a member of any official committee of creditors in the matter as it deems necessary or advisable.

SECTION 6.11. Priorities.

Subject to the terms of the Intercreditor Agreement and the Security Documents, if the Trustee collects any money or property pursuant to this Article Six or from the Collateral Agent pursuant to any Security Document, it shall pay out the money or property in the following order:

First: to the Collateral Agent for amounts due in accordance with the terms of the Security Documents;

Second: to the Trustee for amounts due under Section 7.01(a);

Third: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Fourth: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

Fifth: to the Issuer or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

SECTION 6.13. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.14. Appointment and Authorization of Wells Fargo Bank, National Association as Collateral Agent.

(a) Wells Fargo Bank, National Association is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents, and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof together with such other powers as are reasonably incidental hereto and thereto.

(b) Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.

(c) The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Acceptance of Trusts Upon Specified Conditions.

The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Notes agree:

(a) Trustee Entitled to Compensation and Expenses. The Trustee shall be entitled to such compensation as is agreed upon in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Issuer agrees to pay such compensation, and all other reasonable expenses (including the fees and expenses of Trustee’s counsel and experts), disbursements and advances incurred or made by the Trustee hereunder, promptly on demand from time to time as such services shall be rendered and as such expenses shall be incurred. Each of the Issuer and the Guarantors, jointly and severally, also agrees to indemnify each of the Trustee and any predecessor trustee hereunder for, and to hold it or them harmless against, any loss, liability, claim, damage or expense incurred without its or their own negligence or willful misconduct, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its or their duties, as well as the costs and expenses of defending itself or themselves against any claim (whether asserted by the Issuer, a Holder or any other Person) or liability in connection with the exercise or performance of any of its or their powers or duties hereunder. As security for the performance of the obligations of the Issuer under this subsection (a), the Trustee shall have a lien therefor on any moneys or property held or collected by the Trustee hereunder prior to any rights therein of the Holders. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (4) or (5) of Section 6.01, the expenses (including the reasonable charges and expenses of its counsel and experts) and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Issuer and the Guarantors to indemnify the Trustee under this Section 7.01(a) shall survive any satisfaction and discharge under Article 9, the termination of this Indenture or the resignation or removal of the Trustee.

(b) Trustee May Act by Agents and Attorneys. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(c) Trustee Not Responsible for Recitals of Fact. The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals contained herein or in the Notes (except its certificates of authentication thereon) or the Guarantees, all of which are made by the Issuer solely; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Notes (except its certificates of authentication thereon) or the Guarantees, and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Issuer of any Notes, or the proceeds of any Notes. Neither the Trustee nor the Collateral Agent shall be responsible for or make any representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Notes Liens. Neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral.

(d) Trustee May Consult With Counsel. The Trustee may consult with counsel of its selection and, to the extent permitted by Section 7.02, the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered to be taken by the Trustee hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(e) Trustee May Rely Upon Certificate as to Adoption of Resolutions; Requests May Be Evidenced by Officer’s Certificate. The Trustee, to the extent permitted by Section 7.02, may conclusively rely upon the certificate of the secretary or one of the assistant secretaries of the Issuer as to the adoption of any resolution by the Board of Directors or stockholders of the Issuer, and any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, offering or omitting any action hereunder, the Trustee may conclusively rely upon an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed).

(f) Trustee May Become Owner or Pledgee of Notes. The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.06 and 7.09, may otherwise deal with the Issuer with the same rights it would have had if it were not a Trustee or such agent.

(g) Segregation of Funds. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

(h) Action at Request of or with Consent of Holder Binding on Future Holders. Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of Notes shall be conclusive and binding in respect of any such Notes upon all future Holders thereof or of any Notes or other securities that may be issued for or in lieu thereof in whole or in part, whether or not such Note shall have noted thereon the fact that such request or consent had been made or given.

(i) Trustee May Rely on Instruments Believed by It to Be Genuine. Subject to the provisions of Section 7.02, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j) Trustee Need Not Exercise Rights or Powers Unless Indemnified by Holders. Subject to the provisions of Section 7.02, the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any Holders, pursuant to any provision of this Indenture, unless one or more Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it therein or thereby.

(k) Trustee Not Liable for Action Taken or Omitted in Good Faith. Subject to the provisions of Section 7.02, the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(l) Trustee Not Bound to Make Investigation. Subject to the provisions of the first paragraph of Section 7.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document.

(m) Trustee Not Deemed to Have Knowledge of Default. Subject to the provisions of Section 7.02, the Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Holders of not less than 25% in aggregate principal amount of the outstanding Notes notify the Trustee in writing thereof.

(n) Limitation on Liability. In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o) Agents Protected. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

SECTION 7.02. Duties of Trustee in Case of Default.

If one or more Events of Default shall have happened, then, during the continuance thereof, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that, anything contained in this Indenture to the contrary notwithstanding:

(a) When No Default Subsisting. Unless and until an Event of Default with respect to the Notes of any series shall have happened, which at the time is continuing,

(i) the Trustee undertakes to perform such duties and only such duties with respect to the Notes as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture, and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b) Trustee Not Liable for Error of Judgment Made in Good Faith by Responsible Officer. The Trustee shall not be liable to any Holder or to any other Person for error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(c) Trustee Not Liable for Certain Action or Non-Action at Direction of Holders of Majority of Notes. The Trustee shall not be liable to any Holder or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Holders given as provided in Section 6.05, relating to the time, method and place of conducting any proceeding for any remedy available to it, or any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority of the Notes outstanding concerning the exercise of any trust or power conferred upon it by this Indenture.

None of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or remedies, if adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.03. Notice to Holders of Defaults.

Within 90 days after the occurrence thereof, the Trustee shall give to the Holders of the Notes notice of each Default known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice; but, unless such Default be the failure to pay the principal of (or premium, if any) or interest on any of the Notes when and as the same shall become due and payable the Trustee shall be protected in withholding such notice, if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes.

SECTION 7.04. Resignation and Removal of Trustee and Notice Thereof.

The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to the Notes by giving to the Issuer notice in writing and by mailing or electronically delivering notice thereof to the Holders of the Notes. Such resignation shall take effect upon the appointment of a successor Trustee by the Issuer and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to the Notes at any time by the Holders of a majority in aggregate principal amount of the outstanding Notes, acting pursuant to the provisions of Article 8.

Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to compensation, reimbursement and indemnification provided in Section 7.01(a) shall survive its resignation or removal.

SECTION 7.05. Qualifications of Trustee.

There shall at all times be a Trustee under this Indenture, and such Trustee shall at all times be a corporation organized and doing business under the laws of the United States or of any state thereof, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has a combined capital and surplus of not less than $50,000,000. For the purposes of this Section 7.05, the combined capital and surplus of any such Trustee shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published by such Trustee; provided that such reports are published at least annually, pursuant to law or to the requirements of a federal or state supervising or examining authority. If such Trustee or any successor shall at any time cease to have the qualifications prescribed in this Section 7.05, it shall promptly resign as Trustee hereunder.

SECTION 7.06. Disqualification Of Trustee By Reason Of Conflicting Interest.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 7.07. Appointment of Successor Trustee.

In case at any time the Trustee shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Notes, the Issuer shall promptly appoint a successor Trustee. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns, is removed, becomes incapable of acting, is adjudged a bankrupt of insolvent or is taken charge or control of as described in the preceding sentence, a successor Trustee may be appointed by the Holders of a majority in aggregate principal amount of the outstanding Notes, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Issuer and the other with the successor Trustee; but, until a successor Trustee shall have been so appointed by the Holders of Notes as herein authorized, the Issuer, or, in case all or substantially all the assets of the Issuer shall be in the possession of one or more Custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the Federal bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, Custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Notes. Subject to the provisions of Sections 7.04, 7.05 and 7.06, upon the appointment as aforesaid of a successor Trustee with respect to the Notes, the Trustee with respect of the Notes shall cease to be Trustee hereunder. After any such appointment (other than by the Holders of Notes) the person making such appointment shall forthwith cause notice thereof to be mailed or electronically delivered to the Holders of Notes at their addresses as the same shall then appear on the registry of the Notes maintained by the Registrar pursuant to Section 2.04; but any successor Trustee so appointed shall immediately and without further act be superseded by a successor Trustee appointed by the Holders of Notes in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing or electronic delivery of such notice by the Issuer, or by such receivers, trustees or assignees.

If any Trustee shall resign because of conflict of interest as provided in Section 7.06 and a successor Trustee shall not have been appointed by the Issuer or by the Holders of the Notes or, if any successor Trustee so appointed shall not have accepted its appointment within 30 days after such appointment shall have been made, the resigning Trustee may apply at the expense of the Issuer to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 7.07 within three months after such appointment might have been made hereunder, the Holder of any Note or any retiring Trustee may, at the expense of the Issuer, apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper, appoint a successor Trustee.

Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee and to the Issuer, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder. Nevertheless, on the written request of the Issuer or of the successor Trustee or of the Holders of at least 10% in aggregate principal amount of the outstanding Notes, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee; and, upon request of any such successor Trustee, the Issuer shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

SECTION 7.08. Merger, Conversion or Consolidation of Trustee or Transfer of Its Corporate Trust Business; Authentication of Notes by Successor Trustee.

Any corporation into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any corporation with which it or any successor to it shall be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any corporation to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to the Notes, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture, provided that the certificate of the Trustee shall have.

SECTION 7.09. Trustee Required to Account for Amounts Collected As Creditor of the Issuer Under Certain Conditions.

If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

SECTION 7.10. Trustee May Rely on Officer’s Certificate.

Subject to Section 7.02, and subject to the provisions of Section 12.04 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate with respect thereto delivered to the Trustee, and such Officer’s Certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered to be taken or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.11. Reports by Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each March 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such March 15, which complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Issuer. The Issuer will promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.12. Collateral Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein.

ARTICLE EIGHT

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01. Without Consent of Holders.

The Issuer, the Guarantors and the Trustee (or the Collateral Agent, if a party thereto) may amend, waive or supplement this Indenture, the Notes and the Security Documents, without prior notice to or consent of any Holder:

(1) to issue Additional Notes under this Indenture;

(2) to cure any ambiguity, omission, defect or inconsistency;

(3) to provide for the assumption by a successor of the obligations of the Issuer under this Indenture and the Notes, or provide for the assumption by a successor of the obligations of a Guarantor under this Indenture, in each case, to the extent otherwise permitted under this Indenture;

(4) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(5) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6) to add additional Guarantees of the Notes or additional assets as Collateral;

(7) to release a Guarantor as provided in section 10.04;

(8) to allow for the addition of Additional First Lien Obligations and Pari Passu Junior Lien Obligations under the Security Documents (including by way of entry into an additional Intercreditor Agreement) to the extent not prohibited by this Indenture (including, in the case of Pari Passu Junior Lien Obligations that are not secured by the Security Agreement, to enter into conforming modifications to the Intercreditor Agreement or an additional intercreditor agreement with any collateral agent for the holders of such obligations providing that the Liens of the Collateral Agent and such other collateral agent on any Collateral shall be pari passu and that amounts received in connection with an enforcement of the Notes Liens or the Liens securing such Pari Passu Junior Lien Obligations (or received in respect of such Liens in any bankruptcy or insolvency proceeding) shall, after payment of expenses of the Collateral Agent and the collateral agent for each other class of Pari Passu Junior Lien Obligations, be distributed to the Trustee and the agent(s) for the holders of Pari Passu Junior Lien Obligations on a pro rata basis based on the amount of outstanding obligations of each such class);

(9) release Guarantees and/or Collateral as otherwise permitted in this Indenture and the Security Documents;

(10) to provide for uncertificated Notes in addition to, or in place of, certificated Notes; or

(11) to add to the covenants of the Issuer or a Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or a Guarantor.

SECTION 8.02. With Consent of Holders.

(a) This Indenture, the Notes or the Security Documents may be amended or supplemented by the Issuer, the Guarantors and the Trustee (or the Collateral Agent, if a party thereto) with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default under, or compliance with any provision of each of this Indenture or the Notes may be waived (except a Default in respect of the payment of principal or interest on the Notes) with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with any purchase of, or tender offer or exchange offer for, Notes).

(b) Without the consent of each Holder affected, an amendment, supplement or waiver of this Indenture may not:

(1) extend the fixed maturity of the Notes,

(2) reduce the rate or extend the time of payment of interest on the Notes,

(3) reduce the principal amount or the premium, if any, of the Notes or reduce the amount of the principal payable on any date,

(4) change the coin or currency in which principal of or any premium or interest on any Notes are payable, or

(5) impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof.

(c) Furthermore, an amendment, supplement or waiver of this Indenture may not:

(1) reduce the percentage of Notes, the consent of the Holders of which is required for any such modification without the consent of the Holders of all Notes then outstanding (including Notes held by Affiliates of the Issuer);

(2) modify without the written consent of the Trustee the rights, duties or immunities of the Trustee; or

(3) except as expressly permitted under this Indenture, (i) release all or substantially all of the Collateral from the Liens securing the Notes or (ii) release one or more Guarantors from their Guarantees (or otherwise limit the liability of one or more Guarantors with respect to their obligations under their Guarantees) if such release or limitation is in respect of substantially all of the value provided by all Guarantors under the Guarantees, in each case without the consent of Holders of at least 75% in aggregate principal amount of the outstanding Notes.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail or electronically deliver to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver.

Upon the written request of the Issuer and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture. It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 8.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents.

Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder.

SECTION 8.05. Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06. Trustee to Sign Amendments, Etc.

The Trustee or Collateral Agent, as the case may be, shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent. If it does, the Trustee or the Collateral Agent, as the case may be, may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee or the Collateral Agent, as the case may be, shall be entitled to receive and, subject to Section 7.02, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and all conditions precedent required hereunder to such amendment, supplement or waiver have been satisfied.

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Discharge of Indenture.

(a) The Issuer may terminate its obligations and the obligations of the Guarantors under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if

(1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, have been delivered to the Trustee for cancellation, or

(2) (A) all Notes not delivered to the Trustee for cancellation otherwise (x) have become due and payable by reason of the mailing or electronic delivery of a notice of redemption or otherwise, (y) will become due and payable by reason of the mailing or electronic delivery of a notice of redemption or otherwise, or may be called for redemption within one year or (B) have been called for redemption pursuant to Section 3.07 and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, cash in U.S. Dollars, Government Securities, or a combination thereof, in amounts as will be sufficient (without consideration of any reinvestment of such principal and interest), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest through the date of maturity or redemption,

(b) the Issuer has paid or caused to be paid all sums payable by it under this Indenture, and

(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money or proceeds from Government Securities toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, if the Issuer delivers an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with, the Trustee shall acknowledge in writing the discharge of the Issuer’s and the Guarantors’ obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Sections 7.01(a), 9.04 and 9.05 shall survive such satisfaction and discharge.

SECTION 9.02. Legal Defeasance.

(a) The Issuer may at its option be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in clause (b) of this Section 9.02 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.05, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders to receive solely from the trust funds described in clause (b) of this Section 9.02 and as more fully set forth in Section 9.04, payments in respect of the principal of, premium and Additional Interest, if any, and interest on such Notes when such payments are due from the trust referred to in clause (b) of this Section 9.02, (B) the Issuer’s obligations hereunder with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.01(a)), and the Issuer’s obligations in connection therewith, and (D) this Article Nine. Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to the Notes.

(b) The following shall be the conditions to the application of Section 9.02(a) to the outstanding Notes:

(i) the Issuer shall have deposited with the Trustee, in trust, money and/or Government Securities that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient (without consideration of any reinvestment of such principal and interest), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and accrued interest on the Notes on the stated maturity of such payments in accordance with the terms of the Indenture and the Notes;

(ii) the Issuer shall have delivered to the Trustee either (x) an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of the option of the Issuer under clause (a) of this Section 9.02 and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a published ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law after the Issue Date to the same effect or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel;

(iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound; and

(iv) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to such Legal Defeasance have been complied with.

SECTION 9.03. Covenant Defeasance.

(a) At the option of the Issuer, (x) the Issuer and the Guarantors shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA) and 4.03 through 4.09 and (y) clause (3) of Section 6.01 shall no longer apply with respect to the outstanding Notes on and after the date the conditions set forth in clause (b) of this Section 9.03 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

(b) The following shall be the conditions to the application of Section 9.03(a) to the outstanding Notes:

(i) the deposit with the Trustee, in trust, of U.S. legal tender and/or Government Securities that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient (without consideration of any reinvestment of such principal and interest), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and accrued interest on the Notes on the scheduled maturity of such payments in accordance with the terms of this Indenture and the Notes;

(ii) the delivery by the Issuer to the Trustee of an Opinion of Counsel to the effect that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain covenants and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound; and

(iv) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to such Covenant Defeasance have been complied with.

SECTION 9.04. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

All money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(b) or 9.03(b) in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent), to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 9.02(b) or 9.03(b) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money or Government Securities held by it as provided in Section 9.02(b) and 9.03(b) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.05. Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Dollars or Government Securities in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Dollars or Government Securities in accordance with Section 9.01, 9.02 or 9.03, as the case may be; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Dollars or Government Securities held by the Trustee or Paying Agent.

SECTION 9.06. Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(b) or 9.03(b), to the Issuer (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.07. Moneys Held by Trustee.

Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, the Guarantors), or if such moneys are then held by the Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail or electronically deliver to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.06, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York or the United States, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, electronic delivery or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer. After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuer and the Guarantors for payment as general unsecured creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

GUARANTEE OF NOTES

SECTION 10.01. Guarantee.

Subject to the provisions of this Article Ten, each Guarantor, by execution of this Indenture, jointly and severally, unconditionally guarantees to each Holder and to the Trustee and their respective successors and assigns (i) the due and punctual payment of the principal of and interest and premium, if any, on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration, required purchase or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other Obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreements, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, required purchase or otherwise. Each Guarantor, by execution of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note, this Indenture or the Registration Rights Agreements, any waiver, modification or indulgence granted to the Issuer or any other Guarantor with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) subject to this Article Ten, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article Six, subject to any rescission thereof pursuant to Section 6.04, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.02. Execution and Delivery of Notation of Guarantee.

To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit G hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner or member, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer of a Guarantor (or general partner or member thereof) whose signature is on this Indenture or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03. Limitation of Guarantee.

Each Guarantor, the Trustee, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the assets of each Guarantor.

SECTION 10.04. Release of Guarantor.

A Guarantor shall be automatically and unconditionally released from all of its obligations under its Guarantee:

(i) in the event of a sale or other transfer of Equity Interests in such Guarantor or dissolution of such Guarantor in compliance with the terms of this Indenture following which such Guarantor ceases to be a Subsidiary;

(ii) upon such Guarantor ceasing to be a borrower or guarantor under any Credit Agreement and the Issuer’s delivery of an Officer’s Certificate to the Trustee requesting the release and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder; or

(iii) in connection with a discharge of this Indenture pursuant to Section 9.01 or Covenant Defeasance or Legal Defeasance.

and in each such case, the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

Upon being provided the Officer’s Certificate and Opinion of Counsel mentioned in clause (ii) above, the Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.05. Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

ARTICLE ELEVEN

SECURITY

SECTION 11.01. Security Documents; Additional Collateral.

(a) Security Documents. In order to secure the due and punctual payment of the Obligations outstanding under the Notes and the Guarantees, the Issuer, the Guarantors, the Collateral Agent and the other parties thereto have simultaneously with the execution of this Indenture entered or, in accordance with the provisions of this Article Eleven and the provisions of the Security Agreement, will enter into the Security Documents.

(b) The Issuer shall, and shall cause each Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) and take all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuer and its Guarantors) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected security interest subject only to Permitted Liens.

(c) Additional Collateral. With respect to assets acquired after the Issue Date, the Issuer or applicable Guarantor will take the actions required by the Security Agreement.

SECTION 11.02. Recording, Registration and Opinions.

The Issuer and the Guarantors shall furnish to the Trustee, (a) upon or no later than 30 days following the Issue Date, an Opinion of Counsel stating that this Indenture or the Security Documents or financing statements with respect thereto, as applicable, have been properly recorded and filed so as to make the Notes Liens effective, and reciting the details of such action, and (b) at least 30 days prior to the anniversary of the Issue Date in each year an Opinion of Counsel, dated as of such date, either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture or the Security Documents, as applicable, as are necessary to maintain the Notes Liens under applicable law to the extent required by the Security Documents other than any action as described therein to be taken and such opinion may refer to prior Opinions of Counsel and contain customary qualifications and exceptions and may rely on an Officer’s Certificate of the Issuer or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Notes Liens or security interests.

SECTION 11.03. Releases of Liens on Collateral.

The Liens on the Collateral pursuant to the Security Documents shall automatically and without the need for any further action by any Person be released:

(a) as to any property, or portion thereof, subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(b) in whole, upon:

(i) a satisfaction and discharge of this Indenture under Section 9.01 hereof; or

(ii) a Legal Defeasance or Covenant Defeasance of this Indenture under Section 9.02 or Section 9.03, respectively;

(c) as to any property that (i) is sold, transferred or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or another Guarantor) in a transaction not prohibited by this Indenture at the time of such transfer or disposition or (ii) is owned or at any time acquired by a Guarantor that has been released from its Guarantee, concurrently with the release of such Guarantee;

(d) in whole or in part, in accordance with the applicable provisions of the Intercreditor Agreement;

(e) in whole or in part, in accordance with Section 8.01 or 8.02; and

(f) in whole, upon the occurrence of a Fall-Away Event.

To the extent applicable, the Issuer shall comply with TIA § 314(b) and, following qualification of the Indenture under the TIA (if required), TIA § 314(d). Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert appointed by the Issuer, who shall be approved by the Trustee.

SECTION 11.04. Form and Sufficiency of Release.

In the event that any Lien is to be released pursuant to Section 11.03, and the Issuer or such Guarantor requests the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under the Security Documents, upon receipt of an Officer’s Certificate and Opinion of Counsel to the effect that such release complies with Section 11.03 and specifying the provision in Section 11.03 pursuant to which such release is being made (upon which the Trustee and Collateral Agent may exclusively and conclusively rely), the Collateral Agent shall execute, acknowledge and deliver to the Issuer or such Guarantor such an instrument in the form provided by the Issuer, and providing for release without recourse and shall take such other action as the Issuer or such Guarantor may reasonably request and as necessary to effect such release.

SECTION 11.05. Possession and Use of Collateral.

Subject to the provisions of this Indenture and the Security Documents, the Issuer and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral, to freely operate, manage, develop, lease, use, consume and enjoy the Collateral, to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Security Documents thereon, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 11.06. Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 11.04 have been satisfied.

SECTION 11.07. Authorization of Actions To Be Taken by the Collateral Agent Under the Security Documents.

The Holders of Notes agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by the Security Documents. Furthermore, each Holder of a Note, by accepting such Note, agrees, acknowledges and consents to the terms (including, but not limited to, waivers, representations and covenants) of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform the Security Documents in each of its capacities thereunder.

SECTION 11.08. Authorization of Receipt of Funds by the Trustee Under the Security Agreement.

The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents to the Trustee and to apply such funds as provided in Section 6.11.

SECTION 11.09. Powers Exercisable by Receiver or Collateral Agent.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Eleven upon the Issuer or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article Eleven.

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.

Except as otherwise specified herein, if any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02. Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by telecopy, delivered electronically, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Issuer or any Guarantor:

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Facsimile: (847) 286-2055

Attention: Treasurer

copy to:

Wachtell Lipton Rosen & Katz

51 West 52nd Street

New York, New York 10019

Facsimile: (212) 403-2000

Attention: James Cole Jr.

If to the Trustee:

Wells Fargo Bank, National Association

230 W. Monroe Street, Suite 2900

Chicago, IL 60606

Facsimile: (312) 726-2158

Attention: Corporate Trust Services

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; at the time delivered, if delivered electronically; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. Any notice or communication to a Holder may be mailed or electronically delivered.

The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice or communication as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action or refrain from taking any action under this Indenture, upon request of the Trustee, the Issuer shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 12.05. Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual making such certificate or opinion has read such condition or covenant;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with;

provided that, with respect to matters of fact, legal counsel delivering such Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 12.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 12.07. Business Days; Legal Holidays.

A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which (i) the Trustee or commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday with the same force and effect as if made on such payment date, and no interest shall accrue for the intervening period.

SECTION 12.08. Governing Law.

THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION

WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEES AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY HERETO IN ANY OTHER JURISDICTION. CERTAIN MORTGAGES AND OTHER SECURITY DOCUMENTS WILL BE GOVERNED BY THE LAWS OF OTHER STATES.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 12.10. Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind their respective successors.

SECTION 12.11. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 12.12. Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.13. Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14. Waiver of Jury Trial.

EACH OF THE ISSUER, GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.15. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.16. Intercreditor Agreement.

This Indenture, the Notes, the Security Documents, the Trustee, the Collateral Agent and the Holders are subject to and bound by the terms of the Intercreditor Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

SEARS HOLDINGS CORPORATION, as Issuer

By:	/s/ William K. Phelan
Name: William K. Phelan Title: Senior Vice President, Controller and Chief Accounting Officer

KMART CORPORATION KMART HOLDING CORPORATION KMART MANAGEMENT CORPORATION
SEARS HOLDINGS MANAGEMENT CORPORATION SEARS, ROEBUCK AND CO., as Guarantors

By:	/s/ William K. Phelan
Name: William K. Phelan Title: Senior Vice President and Controller

CALIFORNIA BUILDER APPLIANCES, INC. FLORIDA BUILDER APPLIANCES, INC.
KLC, INC. KMART OF MICHIGAN, INC.
LANDS’ END DIRECT MERCHANTS, INC.
LANDS’ END, INC. PRIVATE BRANDS, LTD. SEARS BRANDS MANAGEMENT CORPORATION
SEARS HOME IMPROVEMENT PRODUCTS, INC. SEARS OUTLET STORES, L.L.C.
SEARS PROTECTION COMPANY
SEARS ROEBUCK ACCEPTANCE CORP. SEARS, ROEBUCK DE PUERTO RICO, INC. SOE, INC.
STARWEST, LLC, as Guarantors

By:	/s/ William K. Phelan Name: William K. Phelan Title: Vice President

KMART.COM LLC, as Guarantor

By:	Bluelight.com, Inc., its Member

By:	/s/ William K. Phelan Name: William K. Phelan Title: Vice President

KMART OF WASHINGTON LLC KMART STORES OF ILLINOIS LLC
KMART STORES OF TEXAS LLC MYGOFER LLC, as Guarantors

By:	Kmart Corporation, its Member

By:	/s/ William K. Phelan
Name: William K. Phelan Title: Senior Vice President and Controller

SEARS PROTECTION COMPANY (FLORIDA), L.L.C., as Guarantor

By:	Sears Protection Company, its Member

By:	/s/ William K. Phelan
Name: William K. Phelan Title: Vice President

A&E HOME DELIVERY, LLC A&E LAWN & GARDEN, LLC A&E SIGNATURE SERVICE, LLC SEARS AUTHORIZED HOMETOWN STORES, LLC SEARS HOME APPLIANCE SHOWROOMS, LLC, as Guarantors

By:	Sears, Roebuck and Co., its Member

By:	/s/ William K. Phelan Name: William K. Phelan Title: Senior Vice President and Controller

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President

SCHEDULE A

LIST OF GUARANTORS

A&E Home Delivery, LLC

A&E Lawn & Garden, LLC

A&E Signature Service, LLC

California Builder Appliances, Inc.

Florida Builder Appliances, Inc.

KLC, Inc.

Kmart Corporation

Kmart Holding Corporation

Kmart Management Corporation

Kmart of Michigan, Inc.

Kmart of Washington LLC

Kmart Stores of Illinois LLC

Kmart Stores of Texas LLC

Kmart.com LLC

Lands’ End Direct Merchants, Inc.

Lands’ End, Inc.

MyGofer LLC

Private Brands, Ltd.

Sears Authorized Hometown Stores, LLC

Sears Brands Management Corporation

Sears Holdings Management Corporation

Sears Home Appliance Showrooms, LLC

Sears Home Improvement Products, Inc.

Sears Outlet Stores, L.L.C.

Sears Protection Company

Sears Protection Company (Florida), L.L.C.

Sears Roebuck Acceptance Corp.

Sears, Roebuck and Co.

Sears, Roebuck de Puerto Rico, Inc.

SOE, Inc.

StarWest, LLC

EXHIBIT A

CUSIP:	No.
ISIN:

SEARS HOLDINGS CORPORATION

$[            ]

6  5/8% SENIOR SECURED NOTES DUE 2018

SEARS HOLDINGS CORPORATION, a Delaware corporation, promises to pay to                             , or registered assigns, the principal sum of              Dollars [(subject to adjustment as reflected in the Schedule of Increases or Decreases in Global Note attached hereto)]1 on October 15, 2018.

Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

[1]	Use Schedule of Increases or Decreases if Global Note.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

SEARS HOLDINGS CORPORATION

By:
Name:
Title:

Certificate of Authentication

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

SEARS HOLDINGS CORPORATION

6  5/8% SENIOR SECURED NOTES DUE 2018

1 Interest. Sears Holdings Corporation (the “Issuer”), a Delaware corporation, promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 6 5/8% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including October 12, 2010 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 15 and October 15, commencing on April 15, 2011. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate equal to the interest rate on the Notes.

2 Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on April 1 or October 1 next preceding the Interest Payment Date; provided that if an Interest Payment Date falls on a Legal Holiday, interest will be payable on the next succeeding day that is not a Legal Holiday with the same force and effect as if made on such Interest Payment Date, and no interest shall accrue for the intervening period. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. At the option of the Issuer, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the registry maintained by the Registrar or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository.

3 Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar or co-registrar without notice. The Issuer or any of its Affiliates may act as Paying Agent or Registrar.

4 Indenture. The Issuer issued the Notes under an Indenture dated as of October 12, 2010 (the “Indenture”) among the Issuer, the Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5. Optional Redemption.

(a) The Notes may be redeemed in whole or in part, at the Issuer’s option, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date at the Treasury Rate, plus 50 basis points, plus accrued interest thereon to the Redemption Date.

(b) In the event of a redemption of fewer than all of the Notes, if the Notes are Global Notes selection for redemption shall be made in accordance with Applicable Procedures, otherwise the Trustee shall select the Notes to be redeemed in compliance with Section 3.02 of the Indenture.

6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address, except that redemption notice may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

7. Offers to Purchase upon a Change of Control Triggering Event. The Indenture provides that upon the occurrence of a Change of Control Triggering Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in Section 4.07 of the Indenture.

8. Offers to Purchase upon a Collateral Coverage Event. The Indenture provides that upon the occurrence of a Collateral Coverage Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in Section 4.08 of the Indenture.

9. Registration Rights. Pursuant to the Registration Rights Agreements, the Issuer will be obligated, under certain circumstances, to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the applicable Registration Rights Agreement.

10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.

11. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general unsecured creditors unless an “abandoned property” law designates another Person.

13. Amendment, Supplement, Waiver, Etc. The Issuer, the Guarantors and the Trustee (or the Collateral Agent, if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture, the Notes or the Security Documents for certain specified purposes set forth in the Indenture, including, among other things, curing ambiguities, defects or inconsistencies, complying with the requirements of the Commission in order to maintain or effect the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the legal rights under the Indenture of any Holder. Other amendments and modifications of the Indenture, the Notes or the Security Documents may be made by the Issuer, and the

Trustee or the Collateral Agent, if a party thereto) with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions set forth in the Indenture requiring the consent of the Holders of the particular Notes to be affected.

14. Successor Corporation. When a successor Person assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 6.01 of the Indenture) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Issuer, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in clause (4) or (5) of Section 6.01 of the Indenture occurs, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require security or indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes when and as the same shall become due and payable) if the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes.

16. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

17. Discharge. The Issuer’s and the Guarantors’ obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States Dollars or Government Securities sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

18. Guarantees. The Notes will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

19. Security Documents and Intercreditor Agreement. The obligations of the Issuer and the Guarantors under the Indenture, the Notes and the Guarantees are secured by a Lien on the Collateral pursuant to the Security Documents. The provisions of the Indenture, the Notes and the Security Documents are subject to the Intercreditor Agreement.

20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

21. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. Each of the Trustee, the Issuer, the Guarantors and the Holders hereby irrevocably submits to the exclusive jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and this Note, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, exclusive jurisdiction of the aforesaid courts.

22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Facsimile: (847) 286-2055

Attention: Treasurer

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $            . The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Depository Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.08 of the Indenture, check the appropriate box:

Section 4.07 [    ]            Section 4.08 [    ]

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount: $

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[FORM OF LEGEND FOR 144A NOTES AND OTHER NOTES

THAT ARE RESTRICTED NOTES]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[FORM OF ASSIGNMENT FOR 144A NOTES AND OTHER NOTES

THAT ARE RESTRICTED NOTES]

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably  appoint:________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________________________________________

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

[Check One]

☐	(a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

☐	(b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF LEGEND FOR REGULATION S NOTE]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably  appoint:________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________________________________________

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

[Check One]

☐	(a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

☐	(b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

EXHIBIT D

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (a New York corporation) (“DTC”) to the Issuer or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

D-1

EXHIBIT E

Form of Certificate To Be

Delivered in Connection with

Transfers to Non-QIB Accredited Investors

Wells Fargo Bank, National Association

Attn: DAPS Reorg

MAC N9303-121

608 2nd Ave South

Minneapolis, MN 55479

Ladies and Gentlemen:

In connection with our proposed purchase of 6 5/8% Senior Secured Notes due 2018 (the “Notes”) of Sears Holdings Corporation, a Delaware corporation (the “Issuer”), we confirm that:

1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of October 12, 2010 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuer or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A), (iii) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

E-1

5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

6. We are not acquiring the Notes with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Purchaser]

By:
Name:
Title:

Dated:

E-2

EXHIBIT F

Form of Certificate To Be Delivered

in Connection with Transfers

Pursuant to Regulation S

Wells Fargo Bank, National Association

Attn: DAPS Reorg

MAC N9303-121

608 2nd Ave South

Minneapolis, MN 55479

Re:	Sears Holdings Corporation (the “Issuer”)
6 5/8 % Senior Secured Notes due 2018 (the “Notes”)

Dear Sirs:

In connection with our proposed sale of $             aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Purchaser]

By:

F-1

EXHIBIT G

NOTATION OF GUARANTEE

For value received, each of the undersigned (the “Guarantors”) has jointly and severally unconditionally guaranteed, to the extent set forth in the Indenture dated as of October 12, 2010 by and among Sears Holdings Corporation, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration, required purchase or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, required purchase or otherwise, all in accordance with the terms set forth in Article Ten of the Indenture.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of the Guarantees. Each Holder of the Note to which this notation of Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signature Pages Follow]

G-1

IN WITNESS WHEREOF, each of the Guarantors has caused this notation of Guarantee to be signed by a duly authorized officer.

[GUARANTORS]

By:
Name:
Title:

G-2